Exhibit 99.1
NET LEASE OFFICE PROPERTIES PREDECESSOR
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements and notes thereto should be read in conjunction with (i) the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our audited combined financial statements, and accompanying notes included in the preliminary information statement included as Exhibit 99.1 to Net Lease Office Properties’s (“NLOP”) Registration Statement on Form 10 (File No. 001-41812) (the “Form 10”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 4, 2023, the final version of which was included as Exhibit 99.1 to the Current Report on Form 8-K/A filed with the SEC on October 11, 2023 (the “Information Statement”) and (ii) the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our unaudited combined financial statements, and accompanying notes included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (the “Form 10-Q”).

Our unaudited pro forma condensed combined statement of income for the year ended December 31, 2022 has been derived from our audited combined financial statements for the year ended December 31, 2022, which are included in the Information Statement, and our unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2023 and our unaudited pro forma condensed combined balance sheet as of September 30, 2023 have been derived from our unaudited combined financial statements as of and for the nine months ended September 30, 2023, which are included in the Form 10-Q.

Pursuant to the terms of a separation and distribution agreement, W. P. Carey Inc. (“WPC”) spun off a portfolio of 59 real property assets into a separate publicly-traded company. To accomplish this separation, on October 21, 2022, WPC formed NLOP, a Maryland real estate investment trust, to own the combination of entities under common control that have been “carved-out” of WPC’s consolidated financial statements and presented on a combined basis (the “NLOP Predecessor”). On November 1, 2023, WPC completed the Spin-Off, contributing 59 office properties to NLOP. Following the closing of the Spin-Off, NLOP operates as a separate, publicly-traded real estate investment trust (“REIT”), which WPC externally manages pursuant to certain advisory agreements (the “NLOP Advisory Agreements”).

On September 20, 2023, in connection with the proposed Spin-Off, NLOP and certain of its wholly-owned direct and indirect subsidiaries entered into financing arrangements for which funding was subject to certain conditions (including the closing of the Spin-Off), including (i) a $335.0 million senior secured mortgage loan maturing on November 9, 2025 (the “NLOP Mortgage Loan”) and (ii) a $120.0 million mezzanine loan facility maturing on November 9, 2028 (the “NLOP Mezzanine Loan” and, together with the NLOP Mortgage Loan, the “NLOP Financing Arrangements”). At that time, NLOP was a wholly-owned subsidiary of WPC. The funding of the NLOP Financing Arrangements occurred on November 1, 2023. NLOP borrowed an aggregate of $455.0 million and each of the NLOP Mortgage Loan and the NLOP Mezzanine Loan was fully drawn. Approximately $350.0 million of the proceeds from the financing (net of transaction expenses) was transferred to WPC in connection with the Spin-Off.

Our unaudited pro forma condensed combined statements of income for the year ended December 31, 2022 and nine months ended September 30, 2023 give effect to the Pro Forma Transactions (as defined below) as if they had occurred on January 1, 2022, the beginning of the most recent fiscal year for which audited financial statements are available. Our unaudited pro forma condensed combined balance sheet gives effect to the Pro Forma Transactions as if they had occurred on September 30, 2023, our most recent balance sheet date. As the CPA:18 Merger (as defined below) was completed on August 1, 2022, the combined statement of income and balance sheet for the nine months ended and as of September 30, 2023 already include the financial results of the nine properties acquired as part of WPC’s merger with Corporate Property Associates 18 – Global Incorporated (“CPA:18”) on August 1, 2022 (the “CPA:18 Merger”). The unaudited pro forma condensed combined financial statements give effect to the following (collectively referred to as the “Pro Forma Transactions”):

•the Separation and Distribution, defined as the contribution of certain office properties by WPC to NLOP and the distribution of the outstanding common shares, by WPC, pursuant to the terms and conditions of the separation and distribution agreement between NLOP and WPC, which sets forth, among other things, NLOP’s agreements with WPC regarding the principal transactions necessary to separate NLOP from WPC (the “Separation and Distribution Agreement”);

•transaction costs specifically related to the Separation and the Distribution;

Exhibit 99.1 – 1

•the inclusion of the financial results of CPA:18 and the related purchase price allocation for the seven months ended July 31, 2022, prior to the CPA:18 Merger; and

•the post-Spin-Off capital structure, including: (i) the issuance of 14,620,919 common shares of NLOP, (ii) the incurrence by NLOP Predecessor of $455.0 million aggregate principal amount of indebtedness under the NLOP Financing Arrangements, and (iii) the contribution of the WPC receivable related to the parent debt, and the use of proceeds therefrom, including the transfer of approximately $350.0 million to WPC (net of transaction expenses), as described above.

The pro forma adjustments are based on the best information available as of the date of this current report on Form 8-K (this “Report”) and assumptions that management believes are reasonable given the information available as of the date of this Report. The adjustments in our unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information in accordance with Article 11 of SEC regulation S-X, as amended, necessary for an illustrative understanding upon consummation of the Pro Forma Transactions.

Our unaudited pro forma condensed combined financial statements are for informational purposes only and are not intended to represent what our results of operations or financial position would have been had the Pro Forma Transactions occurred on the dates indicated. The unaudited pro forma condensed combined financial statements also should not be considered indicative of our future results of operations or financial position as an independent, publicly-traded company.

The accompanying unaudited pro forma condensed combined financial statements have been prepared from WPC’s historical accounting records and are presented on a stand-alone basis including transaction accounting adjustments to reflect as if our operations had been conducted independently from WPC. The values presented as “Historical CPA:18” in the unaudited pro forma condensed combined statement of income for the year ended December 31, 2022 were derived from the historical records of CPA:18. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2022 gives effect to NLOP’s acquisition of CPA:18 as if that acquisition had occurred on January 1, 2022.
Exhibit 99.1 – 2

NET LEASE OFFICE PROPERTIES PREDECESSOR
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2023

	Historical NLOP Predecessor	Transaction Accounting Adjustments	(Notes)	Pro Forma Combined
Assets
Investments in real estate:
Land, buildings and improvements	$1,300,956	$—		$1,300,956
Net investments in direct financing leases	—	—		—
In-place lease intangible assets and other	374,565	—		374,565
Above-market rent intangible assets	58,642	—		58,642
Investments in real estate	1,734,163	—		1,734,163
Accumulated depreciation and amortization	(449,032)	—		(449,032)
Net investments in real estate	1,285,131	—		1,285,131
Cash and cash equivalents	5,083	48,746	(c)	53,829
Other assets, net	66,061	(12,596)	(m), (n)	53,465
Goodwill	62,648	—		62,648
Total assets	$1,418,923	$36,150		$1,455,073
Liabilities and Equity
Non-recourse mortgages, net	$166,715	$—		$166,715
Parent debt	94,270	(94,270)	(f)	—
Secured term loan, net	—	309,450	(b), (n)	309,450
Mezzanine loan, net	—	110,848	(e), (n)	110,848
Accounts payable, accrued expenses and other liabilities	47,301	(1,577)	(f)	45,724
Below-market rent and other intangible liabilities, net	12,178	—		12,178
Deferred income taxes	10,310	—	(h)	10,310
Total liabilities	330,774	324,451		655,225
Commitments and contingencies
Equity
Common shares, $0.001 par value, shares authorized; and shares respectively issued and outstanding	—	15	(d)	15
Additional paid-in-capital	—	844,126	(d)	844,126
Distributions in excess of accumulated earnings	—	(7,363)	(d), (k)	(7,363)
Net parent investment	1,125,079	(1,125,079)	(d)	—
Accumulated other comprehensive loss	(41,525)	—		(41,525)
Total shareholders’ equity	1,083,554	(288,301)		795,253
Noncontrolling interests	4,595	—		4,595
Total equity	1,088,149	(288,301)		799,848
Total liabilities and equity	$1,418,923	$36,150		$1,455,073

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements
Exhibit 99.1 – 3

NET LEASE OFFICE PROPERTIES PREDECESSOR
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
For the nine months ended September 30, 2023

(in thousands, except share and per share amounts)

	Historical NLOP Predecessor	Transaction Accounting Adjustments	(Notes)	Autonomous Entity Adjustments (Note 3)	Pro Forma Combined
Revenues
Lease revenues	$124,972	$—		$—	$124,972
Income from direct financing leases	1,175	—		—	1,175
Other lease-related income	2,424	—		—	2,424
	128,571	—		—	128,571
Operating Expenses
Depreciation and amortization	53,226	—		—	53,226
Reimbursable tenant costs	20,831	—		—	20,831
General and administrative	10,034	—		2,030	12,064
Property expenses, excluding reimbursable tenant costs	6,479	—		—	6,479
Separation and distribution related costs and other	2,882	—		—	2,882
	93,452	—		2,030	95,482
Other Income and Expenses
Interest expense	(24,433)	(36,106)	(i), (j)	—	(60,539)
Other gains and (losses)	26	—		—	26
	(24,407)	(36,106)		—	(60,513)
Income (loss) before income taxes	10,712	(36,106)		(2,030)	(27,424)
Provision for income taxes	(303)	—	(h)	—	(303)
Net Income (Loss)	10,409	(36,106)		(2,030)	(27,727)
Net income attributable to noncontrolling interests	(77)	—		—	(77)
Net Income (Loss) Attributable to NLOP Predecessor	$10,332	$(36,106)		$(2,030)	$(27,804)

Basic Earnings (Loss) per Share (l)					$(1.90)
Diluted Earnings (Loss) per Share (l)					$(1.90)
Weighted-Average Shares Outstanding (l) :
Basic					14,620,919
Diluted					14,620,919

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements
Exhibit 99.1 – 4

NET LEASE OFFICE PROPERTIES PREDECESSOR
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME
For the Year Ended December 31, 2022
(in thousands, except share and per share amounts)

		CPA:18
	Historical NLOP Predecessor	Historical CPA:18 (a1)	Transaction Accounting Adjustments CPA:18 (a2)	Pro Forma (adjusted for merger with CPA:18) (a3)	Transaction Accounting Adjustments	(Notes)	Autonomous Entity Adjustments (Note 3)	Pro Forma Combined
Revenues
Lease revenues	$151,249	$15,190	$(1,498)	$164,941	—		$—	$164,941
Income from direct financing leases	1,744	—	—	1,744	—		—	1,744
Other lease-related income	3,221	120	—	3,341	—		—	3,341
	156,214	15,310	(1,498)	170,026	—		—	170,026
Operating Expenses
Depreciation and amortization	63,205	5,516	(3,069)	65,652	—		—	65,652
General and administrative	11,871	1	—	11,872	—		4,157	16,029
Reimbursable tenant costs	24,251	2,836	—	27,087	—		—	27,087
Property expenses, excluding reimbursable tenant costs	7,751	322	—	8,073	—		—	8,073
Separation and distribution related costs and other	6,025	—	—	6,025	7,363	(k)	—	13,388
	113,103	8,675	(3,069)	118,709	7,363		4,157	130,229
Other Income and Expenses
Interest expense	(26,841)	(4,963)	(1,034)	(32,838)	(55,613)	(i), (j)	—	(88,451)
Other gains and (losses)	(7)	(331)	—	(338)	—		—	(338)
	(26,848)	(5,294)	(1,034)	(33,176)	(55,613)		—	(88,789)
Income (loss) before income taxes	16,263	1,341	537	18,141	(62,976)		(4,157)	(48,992)
Provision for income taxes	(486)	(40)	—	(526)	—	(h)	—	(526)
Net Income (Loss)	15,777	1,301	537	17,615	(62,976)		(4,157)	(49,518)
Net income attributable to noncontrolling interests	2	(18)	18	2	—		—	2
Net Income (Loss) Attributable to NLOP Predecessor	$15,779	$1,283	$555	$17,617	$(62,976)		$(4,157)	$(49,516)

Basic Earnings (Loss) per Share (l)								$(3.39)
Diluted Earnings (Loss) per Share (l)								$(3.39)
Weighted-Average Shares Outstanding (l) :
Basic								14,620,919
Diluted								14,620,919
See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements
Exhibit 99.1 – 5

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The accompanying unaudited pro forma condensed combined financial statements have been derived from WPC’s September 30, 2023 and December 31, 2022 historical accounting records and in accordance with Article 11 of SEC Regulation S-X, as amended.

The historical NLOP balances presented on the combined unaudited financial statements reflect the revenues and direct expenses of the NLOP Predecessor and include material assets and liabilities of WPC that are specifically attributable to the historical activities of certain office properties contributed by WPC to NLOP in the Separation (“Office Properties”) and related assets contributed by WPC to NLOP (“NLOP Business”) prior to the Distribution (the “NLOP Predecessor Business”). NLOP Predecessor equity in these combined unaudited financial statements represents the excess of total assets over total liabilities. NLOP Predecessor equity is impacted by contributions from and distributions to WPC, which are the result of treasury activities and net funding provided by or distributed to WPC prior to the Pro Forma Transactions, as well as the allocated costs and expenses incurred by WPC related to the NLOP Predecessor Business.

The accounting policies used in the preparation of these unaudited pro forma condensed combined financial statements are those set out in our combined financial statements as of and for the year ended December 31, 2022 (as disclosed in the Information Statement) and our unaudited condensed combined financial statements as of and for the nine months ended September 30, 2023 (as disclosed in the Form 10-Q).

CPA:18 Merger

The values presented as Historical CPA:18 in the unaudited pro forma condensed combined statement of income for the year ended December 31, 2022 were derived from the historical records of CPA:18. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2022 gives effect to NLOP’s acquisition of CPA:18 as if that acquisition had occurred on January 1, 2022.

Note 2. Transaction Accounting Adjustments

This note should be read in conjunction with the other notes in the unaudited pro forma condensed combined financial statements.

(a)Represents the pro forma condensed combined statements of income for NLOP for the year ended December 31, 2022 adjusted for the CPA:18 Merger that was completed on August 1, 2022 to give effect of the merger had it occurred on January 1, 2022. The pro forma financial information is not necessarily indicative of what the actual results would have been had the CPA:18 Merger occurred on that date, nor does it purport to represent the results of operations for future periods.

1)Represents the historical seven months of business operational results of the nine CPA:18 properties, prior to the CPA:18 Merger.

2)Represents the transaction accounting adjustments reflecting the purchase accounting adjustments related to the CPA:18 Merger. These adjustments represent the reset of the straight-line rent adjustments and incremental above/below market amortization of lease-related intangibles; depreciation and amortization adjustments to reflect the new basis in the assets; and interest expense adjustments associated with the fair value of the debt.

3)Represents the pro forma condensed combined statements of income for NLOP adjusted for the CPA:18 Merger.

(b)Reflects the incurrence by NLOP of the $335.0 million NLOP Mortgage Loan, which is part of the NLOP Financing Arrangements. We will incur an estimated $25.5 million of origination fees which are reflected as a reduction of debt, $10.6 million of which was incurred during the nine months ended September 30, 2023 and reflected within Other assets, net in the condensed combined balance sheet. For purposes of preparing the unaudited pro forma condensed combined statements of income, we have calculated interest expense using the effective interest method and the rate as specified in the Financing Arrangements, which resulted in an effective interest rate of approximately 15.4%, factoring in the defined loan principal repayment (which requires a payment of 15% and 25% during the first two years of the loan term). The
Exhibit 99.1 – 6

stated interest rate of 10.32% is based on the adjusted one-month forward-looking term rate based on the Secured Overnight Financing Rate (“SOFR”) (the “Term SOFR” rate) as of November 6, 2023 of 5.32%, plus an assumed applicable margin of 5.0%. A 0.125% increase or decrease in the assumed interest rate would result in a change of $0.3 million and $0.4 million in interest expense for the nine months ended September 30, 2023 and the year ended December 31, 2022, respectively.

(c) Represents the cumulative impact on Cash and cash equivalents from the following transaction accounting adjustments:

(in thousands)	September 30, 2023
Cash and cash equivalents, historical	$5,083
Secured term loan, net (b)	309,450
Mezzanine loan, net (e)	110,848
Settlement of interest on parent debt	(1,577)
Purchase of interest rate cap (m)	(1,769)
Separation and distribution-related costs (g)	(15,164)
Distribution to WPC (1)	(353,042)
Cash and cash equivalents, pro forma combined	$53,829
_______________
(1) The proceeds under the NLOP Financing Arrangements that are expected to be transferred to WPC in accordance with the Separation and Distribution Agreement.

(d) Represents the capitalization of NLOP giving effect to the anticipated post-Spin-Off capital structure of $844.1 million as of September 30, 2023 via the issuance of 14,620,919 common shares at $0.001 par value per share for a total par amount of $14,621. In addition to the parent debt that is reflected in NLOP Predecessor (see Note (f) below), WPC will also contribute the related receivable for this parent debt to an NLOP subsidiary at Spin-Off. The retained earnings impact of the adjustments to the company’s net income are reflected in Distributions in excess of accumulated earnings in the condensed combined balance sheet.

(e) Reflects the incurrence by NLOP of the $120.0 million NLOP Mezzanine Loan, which is part of the Financing Arrangements. We will incur an estimated $9.2 million of origination fees which are reflected as a reduction of debt, $3.8 million of which was incurred during the nine months ended September 30, 2023 and reflected within Other assets, net in the condensed combined balance sheet. For purposes of preparation of the unaudited pro forma condensed combined statements of income, we have calculated interest expense using the effective interest method and the rate as specified in the Financing Arrangements of 14.5% (10.0% of which is required to be paid current on a monthly basis, and 4.5% of which will be a payment-in-kind accrual, on a quarterly basis), which resulted in an effective interest rate of approximately 16.5% for the monthly interest expense due and 6.3% for the payment-in-kind accrual.

(f) Represents the settlement of debt agreements historically entered into by NLOP Predecessor entities with wholly-owned affiliates of WPC, to provide funding necessary to acquire certain international assets (“parent debt”) and settlement of related accrued interest on the parent debt of $1.6 million. The amount of such debt is $94.3 million as of September 30, 2023. See Note (d) above.

(g) Represents the reimbursement of estimated separation and distribution-related costs of $15.2 million incurred and paid by WPC on behalf of NLOP prior to the Separation, as specified in the Separation and Distribution Agreement.

(h) NLOP Predecessor was held by a REIT pre-Spin-Off and NLOP will operate and has made an election to qualify as a REIT under the requirements of the the Internal Revenue Code of 1986, as amended, and as a result, the direct income tax expense is expected to be minimal. Consequently, no additional adjustments to pro forma income tax expense has been made. With respect to the Spin-Off, a subsidiary of NLOP, NLOP Mezzanine Borrower, together with certain other subsidiaries, has made taxable REIT subsidiary (“TRS”) election(s) and any TRSs will therefore be subject to U.S. federal income taxes at corporate rates. However, no pro forma adjustments for deferred income tax assets or liabilities, and related income tax expense, if any, has been reflected in the pro forma financial statements as incremental adjustments due to the uncertainties in relation to these amounts as NLOP Predecessor is in the process of evaluating the allocation of the fair value, which impacts the tax basis of the properties included in the TRS.

Exhibit 99.1 – 7

(i) Represents interest expense of $52.5 million and $74.5 million for the nine months ended September 30, 2023 and the year ended December 31, 2022, respectively, resulting from the interest expense under the NLOP Financing Arrangements, as described in Notes (b) and (e) above.

(j) Represents removal of historically recorded intercompany interest expense associated with parent debt totaling $16.4 million and $18.9 million for the nine months ended September 30, 2023 and year ended December 31, 2022, respectively. See Note (f) above for description of parent debt.

(k) Represents the adjustment for the Separation and distribution related costs of $7.4 million for the year ended December 31, 2022 resulting from estimated non-recurring transaction-related costs that are currently not reflected in the historical combined financial statements of NLOP. These estimated transaction costs consist primarily of advisor fees, legal fees, transfer taxes, and tax and accounting fees. It is assumed that these costs will not affect the statement of operations of NLOP beyond 12 months after the closing date of the Separation and Distribution.

(l) For purposes of determining earnings per share, the number of basic and diluted shares outstanding has been calculated based on the number of shares outstanding of WPC and a distribution ratio of one NLOP common share for every 15 shares of WPC stock outstanding, resulting in a distribution of an aggregate of 14,620,919 NLOP common shares issued on November 1, 2023. The par value of NLOP common shares is $0.001 per share. The foregoing amounts do not reflect any equity issued by WPC after September 30, 2023.

(m)    Represents the purchase of an interest rate cap agreement at a strike rate of 5.35% under the terms set forth under the NLOP Mortgage Loan.

(n)    Represents the reclassification of the deferred financing costs incurred in connection with the execution of the Financing Arrangements included in the historical Other assets, net, amount.

Note 3. Autonomous Entity Adjustments

Our historical combined financial statements include an allocation of direct and reimbursable general and administrative costs and management fees of $10.0 million and $11.9 million for the nine months ended September 30, 2023 and the year ended December 31, 2022, respectively. Pursuant to the NLOP Advisory Agreements, management estimates an incremental cost that is expected to be incurred for a total amount of approximately $16 million per year, following the Separation. The adjustment represents the incremental fees needed to increase the historical allocation of general and administrative costs to $12.0 million and $16.0 million for the nine months ended September 30, 2023 and the year ended December 31, 2022, respectively.
Exhibit 99.1 – 8